UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

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TREATY ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

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Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

440 Louisiana, Suite 1400
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (325) 676-0099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 7, 2009, Treaty Energy Corporation (the “Company” or “Treaty”) entered into an agreement to purchase certain oil and gas leases from Town Oil Company, Inc. The purchase price for the leases is $6,000,000, $3,000,000 of which is to be paid in cash at closing. The remainder of the purchase price will be financed by the seller by a promissory note. The note carries a 3% annual interest rate and is payable by crediting 5% of the leases’ production toward the amount of the note. The agreement provides that the transaction is to close before December 31, 2009. Treaty expects to obtain bank financing in order to pay the cash portion of the purchase price at closing.

Item 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Also on October 7, 2009, the Company announced the termination of the previously announced agreement to purchase certain oil and gas leases from HighGround of Texas, LLC.

Item 9

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of properties acquired

The financial statements of the businesses acquired will be filed at a later date pursuant to Item 9.01, subpart (a)(4) of Form 8-K.

(b)

Pro forma financial information

The pro forma financial information will be filed at a later date pursuant to Item 9.01, subpart (a)(4) of Form 8-K.

(c)

Shell Company Transactions

(d)

Exhibits

Exhibit Number	Description
2.1	Sale and Purchase Agreement between Treaty Energy Corporation and Town Oil Company, Inc.

99.1	Press release dated October 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: October 12, 2009	By:	/s/ RANDALL NEWTON
Randall Newton
Chief Executive Officer

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